Exhibit 10.12

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE (this “First Amendment”) made as of the __ day of November 2018, by and between WALP 57-61, LLC with a principal place of business c/o David Adam Realty, Inc., 57 Wilton Road, Westport, Connecticut 06880 (“Landlord”), and Intensity Therapeutics, Inc., with a place of business located at 61 Wilton Road, Westport, Connecticut, 06880 (“Tenant”).

WHEREAS, Landlord and Tenant desire to ratify and confirm the Lease dated January 16, 2017 by and between Landlord and Tenant and extend the Term and otherwise modify the Lease as hereinafter set forth; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:

All capitalized terms used here in shall have the meanings ascribed to them in the Original Lease, unless otherwise defined herein.

1)	Tenant hereby exercises the Option Term of three (3) years, extending the lease Termination Date from June 1, 2019 to May 31, 2022, in accordance with Section 3 of the Lease.

2)	Monthly base rent for the Option Term is defined in Section 4(b) of the Lease.

3)	Tenant is granted an additional Option Term (“Second Option Term”) for a period of three (3) years, from June 1, 2022 to May 31, 2025, provided written notice is provided by Tenant by December 1, 2021, with time being of the essence. The rental rate for the Second Option Term is $119,098.00 annually, paid in equal monthly installments of $9,924.83 for the duration of the thirty-six month Second Option Term.

4)	Except as modified by this First Amendment, the terms of the Lease, and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

5)	The Lease, as amended by this First Amendment, constitutes the entire understanding between the parties hereto with respect to the Premises and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

Signed, Sealed, and Delivered

LANDLORD:

WALP 57-61, LLC

By:	/s/ David A. Waldman
David A. Waldman
Manager, Waldman Associates Limited Partnership

TENANT:
Intensity Therapeutics, Inc.

By:	/s/ Lewis Bender
Lewis Bender
President and CEO